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                                                                   EXHIBIT 23.2


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
                  --------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Globix Corporation of our report dated December 8, 2003, relating to the financial statements and financial statement schedules of Globix Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Amper, Politziner & Mattia PC

Edison, New Jersey
October 7, 2004